UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  June 5, 2002
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                            FOAMEX INTERNATIONAL INC.
                                   FOAMEX L.P.
                           FOAMEX CAPITAL CORPORATION
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               (Exact name of registrant as specified in charter)



       Delaware                      0-22624                       05-0473908
       Delaware                      1-11432                       05-0475617
       Delaware                      1-11436                       22-3182164
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(State or other jurisdiction       (Commission              (IRS Employer
of incorporation)                  File Number)             Identification No.)



1000 Columbia Avenue, Linwood, PA                                    19061
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:  (610) 859-3000
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.  Other Events.

On June 5, 2002, Foamex International Inc. (the "Company") announced that it would record an adjustment to its deferred income tax assets in the three months ending June 30, 2002. The adjustment reverses approximately $99.0 million of a previously recorded valuation allowance in accordance with Statement of Financial Accounting Standards No. 109. The Company has determined, based on the weight of available evidence, that it is now more likely than not that its net deferred tax assets will be realized in the future. As a result of the adjustment, the Company's net income for the three months ending June 30, 2002 will be increased by approximately $75.8 million, or approximately $2.83 per diluted share. The remainder of the adjustment will decrease goodwill by approximately $12.4 million and other comprehensive loss by approximately $10.8 million on the balance sheet at June 30, 2002.

The matters described in this filing contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. The use of words in this document, such as "anticipates," "intends," "plans," "believes," "estimates," "expects" and similar expressions, is done to identify forward-looking statements. The Company and Foamex L.P. have based these forward-looking statements on their current expectations and projections about future results, and the actual results may differ materially from those anticipated in such statements. Forward-looking statements are affected by risks, uncertainties and assumptions that the Company and Foamex L.P. make about, among other things, their ability to implement customer selling price increases in response to higher raw material costs, raw material price increases, general economic conditions, conditions in the capital markets, the interest rate environment, the level of automotive production, carpet production, furniture and bedding production and housing starts, the completion of various restructuring/consolidation plans, the achievement of management's business plans, their capital and debt structure (including various financial covenants), effective tax rates, realization of deferred tax assets, litigation and changes in environmental legislation and environmental conditions and other factors mentioned in their documents filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this filing, or elsewhere, speaks only as of the date on which it is made. The Company and Foamex L.P. assume no obligation to update such information.

                                   Signatures



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 5, 2002

                                   FOAMEX INTERNATIONAL INC.

                                   By:  /s/ Michael D. Carlini
                                        -------------------------------
                                        Name:  Michael D. Carlini
                                        Title: Senior Vice President - Finance,
                                               Chief Accounting Officer


                                   FOAMEX L.P.
                                   By:  FMXI, INC.,
                                        its Managing General Partner

                                   By:  /s/ Michael D. Carlini
                                        -------------------------------
                                        Name:  Michael D. Carlini
                                        Title: Vice President


                                   FOAMEX CAPITAL CORPORATION

                                   By:  /s/ Michael D. Carlini
                                        -------------------------------
                                        Name:  Michael D. Carlini
                                        Title: Vice President